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                                                                    Exhibit 99.3

                       INSTRUCTION TO REGISTERED HOLDER AND/OR
                    BOOK-ENTRY TRANSFER OF PARTICIPANT FROM OWNER
                                          OF
                          COMCAST CABLE COMMUNICATIONS, INC.
                                 8 1/8% Notes due 2004
                                 8 3/8% Notes due 2007
                                 8 7/8% Notes due 2017
                                 8 1/2% Notes due 2027


  To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

    The undersigned hereby acknowledges receipt of the Prospectus dated
          , 1997 (the "Prospectus") of Comcast Cable Communications, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meaning as ascribed to them in the Prospectus.

    This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

    The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

    $__________________ of the 8 1/8% Notes due 2004
    $__________________ of the 8 3/8% Notes due 2007
    $__________________ of the 8 7/8% Notes due 2017
    $__________________ of the 8 1/2% Notes due 2027

    With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

/ / To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

    $__________________ of the 8 1/8% Notes due 2004
    $__________________ of the 8 3/8% Notes due 2007
    $__________________ of the 8 7/8% Notes due 2017
    $__________________ of the 8 1/2% Notes due 2027

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/ / NOT to TENDER any Old Notes held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that
(i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, the undersigned is not engaged in and does not intend to participate in the distribution of such New Notes and (iv) the undersigned is not an "affiliate", as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), of the Company.
If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


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                              SIGN HERE



Name of beneficial owner(s): _________________________________________________

Signature(s): ________________________________________________________________

Name(s) (please print): ______________________________________________________

Address: _____________________________________________________________________

______________________________________________________________________________

Telephone Number: ____________________________________________________________

Taxpayer Identification or Social Security Number: ___________________________

______________________________________________________________________________

Date: ________________________________________________________________________

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